EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934

RULE 13a-14(b) OR 15d-14(b) AND

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Whittier Energy Corporation. (the “Company”) on Form 10-QSB for the period ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Bryce W. Rhodes, Chief Executive Officer of the Company, and Michael B. Young, Chief Financial Officer of the Company, each certifies for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the Untied States Code, that:

(1)                                  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 16, 2004	/s/ Bryce W. Rhodes
Bryce W. Rhodes
President, CEO and Director

/s/ Michael B. Young
Michael B. Young
Chief Financial Officer, Treasurer and Controller